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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                  ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION
                                   305(B)(2)

                               ----------------

                            BANK OF AMERICA ILLINOIS
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                ILLINOIS                               36-0947896
   (JURISDICTION OF INCORPORATION OR                (I.R.S. EMPLOYER
  ORGANIZATION IF NOT A U.S. NATIONAL             IDENTIFICATION NO.)
                 BANK)

   231 SOUTH LASALLE STREET, CHICAGO,                    60697
                ILLINOIS                               (ZIP CODE)
    (ADDRESS OF PRINCIPAL EXECUTIVE
                OFFICES)

                               ----------------

                           KENTUCKY UTILITIES COMPANY
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

         KENTUCKY AND VIRGINIA                         61-0247570
      (STATE OR OTHER JURISDICTION                  (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)              IDENTIFICATION NO.)

           ONE QUALITY STREET                            40507
          LEXINGTON, KENTUCKY                          (ZIP CODE)
    (ADDRESS OF PRINCIPAL EXECUTIVE
                OFFICES)

                              FIRST MORTGAGE BONDS
                        (TITLE OF INDENTURE SECURITIES)

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

ITEM 1. GENERAL INFORMATION.

  FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

  (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

    Commissioner of Banks and Trust Companies, State of Illinois,
    Springfield, Illinois.

    Chicago Clearing House Association, 164 W. Jackson Boulevard, Chicago, Illinois.

    Federal Deposit Insurance Corporation, Washington, D.C.

    The Board of Governors of the Federal Reserve System, Washington, D.C.

  (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

    Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

  IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH
AFFILIATION.

    The obligor is not an affiliate of the trustee.

ITEM 3. VOTING SECURITIES OF THE TRUSTEE.

  FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF VOTING SECURITIES OF THE TRUSTEE:

                               AS OF MAY 8, 1995

                                                                     COL. B
                 COL. A                                              AMOUNT
             TITLE OF CLASS                                        OUTSTANDING
             --------------                                        -----------

    Not applicable by virtue of response to Item 13.

ITEM 4. TRUSTEESHIPS UNDER OTHER INDENTURES.

  IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FURNISH THE FOLLOWING INFORMATION:

  (A) TITLE OF THE SECURITIES OUTSTANDING UNDER EACH SUCH OTHER INDENTURE.

    Not applicable by virtue of response to Item 13.

  (B) A BRIEF STATEMENT OF THE FACTS RELIED UPON AS A BASIS FOR THE CLAIM THAT NO CONFLICTING INTEREST WITHIN THE MEANING OF SECTION 310(B)(1) OF THE ACT ARISES AS A RESULT OF THE TRUSTEESHIP UNDER ANY SUCH OTHER INDENTURE, INCLUDING A STATEMENT AS TO HOW THE INDENTURE SECURITIES WILL RANK AS COMPARED WITH THE SECURITIES ISSUED UNDER SUCH OTHER INDENTURE.

    Not applicable by virtue of response to Item 13.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

  IF THE TRUSTEE OR ANY OF THE DIRECTORS OR EXECUTIVE OFFICERS OF THE TRUSTEE IS A DIRECTOR, OFFICER, PARTNER, EMPLOYEE, APPOINTEE, OR REPRESENTATIVE OF THE OBLIGOR OR OF ANY UNDERWRITER FOR THE OBLIGOR, IDENTIFY EACH SUCH PERSON HAVING ANY SUCH CONNECTION AND STATE THE NATURE OF EACH SUCH CONNECTION.

    Not applicable by virtue of response to Item 13.

ITEM 6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

  FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY THE OBLIGOR AND EACH DIRECTOR, PARTNER AND EXECUTIVE OFFICER OF THE OBLIGOR.

                               AS OF MAY 8, 1995

        COL. A             COL. B                    COL. C                     COL. D
                                                                              PERCENTAGE
                                                                              OF VOTING
                                                                              SECURITIES
                                                                             REPRESENTED
                                                                              BY AMOUNT
        NAME OF           TITLE OF                AMOUNT OWNED                  GIVEN
         OWNER              CLASS                 BENEFICIALLY                IN COL. C
        -------           --------                ------------               -----------


    Not applicable by virtue of response to Item 13.

ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
OFFICIALS.

  FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY EACH UNDERWRITER FOR THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF EACH SUCH UNDERWRITER.

                               AS OF MAY 8, 1995

        COL. A             COL. B                    COL. C                     COL. D
                                                                              PERCENTAGE
                                                                              OF VOTING
                                                                              SECURITIES
                                                                             REPRESENTED
                                                                              BY AMOUNT
        NAME OF           TITLE OF                AMOUNT OWNED                  GIVEN
         OWNER              CLASS                 BENEFICIALLY                IN COL. C
        -------           --------                ------------               -----------


    Not applicable by virtue of response to Item 13.

ITEM 8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

  FURNISH THE FOLLOWING INFORMATION AS TO SECURITIES OF THE OBLIGOR OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT BY THE
TRUSTEE:

                               AS OF MAY 8, 1995

        COL. A       COL. B              COL. C                   COL. D
                    WHETHER
                      THE
                   SECURITIES
                   ARE VOTING
                       OR     AMOUNT OWNED BENEFICIALLY OR   PERCENT OF CLASS
       TITLE OF    NONVOTING  HELD AS COLLATERAL SECURITY  REPRESENTED BY AMOUNT
         CLASS     SECURITIES  FOR OBLIGATIONS IN DEFAULT     GIVEN IN COL. C
       --------    ---------- ---------------------------- ---------------------


    Not applicable by virtue of response to Item 13.

ITEM 9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

  IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF AN UNDERWRITER FOR THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH UNDERWRITER ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

                               AS OF MAY 8, 1995

          COL. A          COL. B              COL. C                COL. D
                                           AMOUNT OWNED
                                       BENEFICIALLY OR HELD    PERCENT OF CLASS
      NAME OF ISSUER                  AS COLLATERAL SECURITY    REPRESENTED BY
       AND TITLE OF       AMOUNT        FOR OBLIGATIONS IN     AMOUNT GIVEN IN
          CLASS         OUTSTANDING     DEFAULT BY TRUSTEE          COL. C
      --------------    -----------   ----------------------   ----------------


    Not applicable by virtue of response to Item 13.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

  IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT VOTING SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE (1) OWNS 10 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR OR (2) IS AN AFFILIATE, OTHER THAN A SUBSIDIARY, OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF SUCH PERSON.

                               AS OF MAY 8, 1995

          COL. A          COL. B              COL. C                COL. D
                                           AMOUNT OWNED
                                       BENEFICIALLY OR HELD    PERCENT OF CLASS
      NAME OF ISSUER                  AS COLLATERAL SECURITY    REPRESENTED BY
       AND TITLE OF       AMOUNT        FOR OBLIGATIONS IN     AMOUNT GIVEN IN
          CLASS         OUTSTANDING     DEFAULT BY TRUSTEE          COL. C
      --------------    -----------   ----------------------   ----------------


    Not applicable by virtue of response to Item 13.

ITEM 11. OWNERSHIP OF HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

  IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE, OWNS 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH PERSON ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

                               AS OF MAY 8, 1995

          COL. A          COL. B              COL. C                COL. D
                                           AMOUNT OWNED
                                       BENEFICIALLY OR HELD    PERCENT OF CLASS
      NAME OF ISSUER                  AS COLLATERAL SECURITY    REPRESENTED BY
       AND TITLE OF       AMOUNT        FOR OBLIGATIONS IN     AMOUNT GIVEN IN
          CLASS         OUTSTANDING     DEFAULT BY TRUSTEE          COL. C
      --------------    -----------   ----------------------   ----------------


    Not applicable by virtue of response to Item 13.

ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

  EXCEPT AS NOTED IN THE INSTRUCTIONS, IF THE OBLIGOR IS INDEBTED TO THE TRUSTEE, FURNISH THE FOLLOWING INFORMATION:

                               AS OF MAY 8, 1995

        COL. A                             COL. B                                  COL. C
NATURE OF INDEBTEDNESS               AMOUNT OUTSTANDING                           DATE DUE
- ----------------------               ------------------                           --------

      Not applicable by virtue of response to Item 13.

ITEM 13. DEFAULTS BY THE OBLIGOR.

  (A) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

      There is not nor has there been a default with respect to the securities under this indenture.

  (B) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

      There is not nor has there been a default with respect to the securities under this indenture. The trustee is not a trustee under other indentures under which securities issued by the obligor are outstanding.

ITEM 14. AFFILIATIONS WITH THE UNDERWRITERS.

  IF ANY UNDERWRITER IS AN AFFILIATE OF THE TRUSTEES, DESCRIBE EACH SUCH AFFILIATION.

      Not applicable by virtue of response to Item 13.

ITEM 15. FOREIGN TRUSTEE.

  IDENTIFY THE ORDER OR RULE PURSUANT TO WHICH THE FOREIGN TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT.

      Not applicable.

ITEM 16. LIST OF EXHIBITS.

  LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

    1. A copy of the certification by the Illinois Commissioner of Banks and Trust Companies of Bank of America Illinois' Charter and Certificate of Conversion, incorporated herein by reference to Exhibit 1 to T-1; Registration No. 33-81660.

    2. A copy of the certification by the Illinois Commissioner of Banks and Trust Companies of Bank of America Illinois' Charter and Certificate of Conversion, incorporated herein by reference to Exhibit 1 to T-1; Registration No. 33-81660, includes the authority of the trustee to commence business.

    3. A copy of the certificate of authority for Bank of America Illinois to engage in trust activities issued by the Illinois Commissioner of Banks and Trust Companies, incorporated herein by reference to Exhibit 3 to T-1; Registration No. 33-81660.

    4. A copy of the existing By-laws of Bank of America Illinois, filed herewith.

    5. Not applicable.

    6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 to T-1; Registration No. 33-81660.

    7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

    8. Not applicable.

    9. Not applicable.

                                   SIGNATURE

  PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, BANK OF AMERICA ILLINOIS, AN ILLINOIS BANKING CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF ILLINOIS, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF CHICAGO, AND STATE OF ILLINOIS, AS OF THE 8TH DAY OF MAY, 1995.

                                          Bank of America Illinois

                                                  /s/ Michele Gallo
                                          By __________________________________
                                                      Michele Gallo
                                                Assistant Vice President

                                                                       Exhibit 4



                           BANK OF AMERICA ILLINOIS

                                    BY-LAWS

                      As last amended on January 26, 1995

                                   ARTICLE I

                           MEETINGS OF STOCKHOLDERS
                           ------------------------

    Section 1. Annual Meetings; Special Meetings: The annual meeting of the stockholders of the Bank for the election of the Board of Directors shall be held at its main banking premises, or at such other place duly authorized by the Board of Directors, on such date and at such time in each year as may be designated from time to time by the Board of Directors. A special meeting of the stockholders may be called at any time by the Board of Directors of the Bank or by any stockholder or stockholders owning not less than 25% of the outstanding capital stock of the Bank, and otherwise as may be provided in the Illinois Banking Act and these By-laws. Any such special meeting shall be held at such place, date and time as may be designated in the notice of special meeting.

    Section 2. Notice of Meeting: Written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 40 days before the date of the meeting either personally or by mail, by or at the direction of the Chairman, the President or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the stockholder at his address as it appears on the records of the Bank.

    When a notice is required to be given to stockholders under the Illinois Banking Act or by the Charter of the Bank or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

    Section 3. Organization: The Board of Directors shall appoint a Chairman and a Secretary at each meeting of stockholders.

    Section 4. Record Date: For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, the Board of Directors may fix in advance a date as the record date for any determination of stockholders, the date to be not more than 40 days and not less than 10 days prior to the date on which the particular action requiring the determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, the date on which notice of a meeting is mailed shall be the record date for the determination of stockholders.

    Section 5. Voting: Each outstanding share of capital stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. The stockholders of the Bank shall not have cumulative voting rights in the election of directors or in any other circumstances.

    A stockholder entitled to vote at a meeting of stockholders may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

    A record shall be made of the stockholders represented in person and by proxy after which the stockholders shall proceed to the election of directors and to the transaction of any other business that may properly come before the meeting. A record of the stockholders' meeting, giving names of the stockholders present and the number of shares of capital stock held by each, the names of the stockholders represented by the proxy and the names of the proxies, shall be entered in the records of the meeting. This record shall show the names of the stockholders and the number of shares voted for each resolution or voted for each candidate for director. The Chairman, the President or the Secretary shall forward to the Illinois Commissioner of Banks and Trust Companies (the "Commissioner") such information and reports with respect to any meeting of stockholders as the Commissioner shall require.

    Section 6. Quorum; Adjournment: A majority of the outstanding shares represented in person or by proxy shall constitute a quorum at a meeting of stockholders. In the absence of a quorum, a meeting may be adjourned from time to time without notice to the stockholders.

    Section 7. Consents in Lieu of Voting: Whenever the vote of the stockholders at a meeting is required or permitted to be taken in connection with any corporate action by any section of the Illinois Banking Act, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken. In the event that the action which is consented to is such as would have required the filing of a certificate under any of the other sections of the Illinois Banking Act, if such action had been voted upon by the stockholders at a meeting thereof, the certificate filed under such other section shall state that written consent has been given hereunder, in lieu of stating that the stockholders have voted upon the corporate action in question, if such last mentioned statement is required thereby.

    Section 8. Preemptive Rights: Except as shall be required by the Illinois Banking Act, no holder of shares of any class of stock of the Bank shall have any preemptive or other right of subscription to any shares, or to any obligations convertible into any shares, of any class of stock of the Bank, whether now or hereafter authorized, but shall have only such right, if any, of subscription to any such shares as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may from time to time fix.

                                  ARTICLE II

                                   DIRECTORS
                                   ---------

    Section 1. Board of Directors: The business and affairs of the Bank shall be managed by its Board of Directors.

    Section 2. Number and Vacancies: The number of directors, not fewer than five nor more than 25, may be fixed from time to time by resolution of the stockholders of the Bank at any meeting of the stockholders called for the purpose of electing directors or changing the number thereof by the affirmative vote of at least two-thirds of the outstanding stock entitled to vote at the meeting, and the number so fixed shall be the Board of Directors regardless of vacancies until the number of directors is thereafter changed by similar action. To the full extent provided by the Illinois Banking Act, any vacancy or vacancies in the Board of Directors arising between stockholders' meeting may be filled by resolution of the Board of Directors; provided, however, that, to the extent the Illinois Banking Act so requires, at no time may the number of directors selected to fill a vacancy in this manner during any interim period between stockholders' meetings exceed 33-1/3% of the total membership of the Board of Directors.

    Section 3. Regular Meetings: The Board of Directors shall hold regular meetings of the Board of Directors as provided by the Illinois Banking Act, but in no event less than four times per year, at such time and place as the Board of Directors may from time to time determine, without call and without notice; provided, however, that by action of the Board of Directors at any meeting, or with the consent of the majority of the members of the Board of Directors at the time in office, any regular meeting may be omitted so long as regular meetings of the Board of Directors are held at least four times per year.

    Section 4. Special Meetings: Special meetings of the Board of Directors may be called at any time by the Chairman, or in the event of his absence or disability, by the President, or, in the event of their absence or disability, by the Secretary, and shall be called by the Secretary upon the written request of a majority of the number of directors at the time in office. Special meetings of the Board of Directors shall be held at such place and time as may be fixed in the call for such meeting. Notice of each special meeting of directors shall be given by the Secretary to each director by personal delivery or telephone, not less than twenty-four hours prior to such meeting, or by mail or telegram addressed to him at his usual business address, at least five days prior to the meeting in case of notice by mail and at least 24 hours prior to the meeting in case of notice by telegram. If mailed or wired, such notice shall be deemed given to any director when directed to such director at his address as it appears on the records of the Bank and when deposited in the United States mail, postage prepaid, or when delivered to an appropriate telegraph office, charges prepaid, as the case may be. The notice of any special meeting of the Board of Directors need not specify any purpose or purposes for such meeting. When a notice is required to be given to directors under the Illinois Banking Act or by the Charter of the Bank or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

    A special meeting of the Board of Directors may also be held upon call by the Commissioner or by a bank examiner appointed under the provisions of the Illinois Banking Act upon not less than 12 hours notice of the meeting by personal service of the notice or by mailing the notice to each of the directors at his residence as shown by the books of the Bank.

    Section 5. Quorum; Action of Directors: A majority of the Board of Directors shall constitute a quorum for the transaction of business at any directors' meeting, unless the act of a greater number is required by the Charter of the Bank or these By-laws, but a lesser number may adjourn any meeting from time to time for want of a quorum and the meeting may be held as adjourned without notice. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Charter of the Bank or these By-laws.

    Section 6. Action by Unanimous Consent: Whenever the vote of the directors at a meeting is required or permitted to be taken in connection with any corporate action by any section of the Illinois Banking Act, the meeting and vote of directors may be dispensed with if all of the directors who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken. In the event that the action which is consented to is such as would have required the filing of a certificate under any of the other sections of the Illinois Banking Act if such action had been voted upon by the directors at a meeting thereof, the certificate filed under such other section shall state that written consent has been given hereunder in lieu of stating that the directors have voted upon the corporate action in question, if such last mentioned statement is required thereby.

    Section 7. Conference Telephone: Members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

    Section 8. Compensation of Directors: Each director, as such, shall be entitled to receive reimbursement for his reasonable expenses incurred in attending meetings of the Board of Directors or any committee thereof or otherwise in connection with his attention to the affairs of the Bank. In addition, each director, who is not at the time a regularly compensated officer or employee of the Bank or any of its subsidiaries, shall be entitled to such fee for his services as a director (and if a member of any committee of the Board of Directors, such fee for his services as such member) as may be fixed from time to time by the affirmative vote of a majority of the Board of Directors. Such fees may be fixed both for meetings attended and on an annual basis, or either thereof, and may be payable currently or deferred.

    Section 9. Directors shall not be required to own capital stock of the Bank.

                                  ARTICLE III

                            COMMITTEES OF THE BOARD
                            -----------------------

    Section 1. The Board of Directors may elect such committees, each to consist of one or more directors, as it may from time to time determine, which committees shall serve for such term and shall have and may exercise such duties, functions and powers as the Board of Directors may from time to time prescribe. All actions taken by any such committee shall be reported to the Board of Directors at such times as the Board of Directors shall direct. In addition to the foregoing, the Chairman, or in his absence, the President, may from time to time designate a member or members of the Board of Directors as a special ad hoc committee to consult with him with respect to such matters as he may specify, each such committee to function in an advisory capacity only.

                                  ARTICLE IV

                                   OFFICERS
                                   --------

    Section 1. Officers: The officers of the Bank shall consist of a Chairman, a President, a Secretary and such officers (including one or more Vice Chairmen and a Cashier) as may be required from time to time and as may be appointed by the Board of Directors.

    Section 2. Authority and Duties of Officers: The Chairman shall be the chief executive officer of the Bank and shall have general supervision and direction of the business and affairs of the Bank. He shall preside at all meetings of the Board of Directors. He may be a member of any or all standing and special committees of the Board of Directors and shall have authority to call meetings thereof. In the event of the absence or disability of the Chairman, the President shall have the powers and duties of the Chairman and is designated to act as and perform the duties of the Chairman. In the event of the absence or disability of the Chairman and the President, one of the Vice Chairmen, if any (to be designated by the Chairman), shall have the powers and duties of the Chairman.

    The President shall have the powers and duties pertaining by law or regulation to the office of President. In the event of the absence or disability of the President or in the event of a vacancy in that office, the Chairman shall have the powers and duties pertaining by law or regulation to the office of President.

    The Secretary shall, except as otherwise determined by the Board of Directors, attend and record all of the proceedings of all meetings of stockholders and the Board of Directors, and unless otherwise directed by any such committee, of all committees in the books of the Bank kept for that purpose; shall see that all notices are given and records and reports properly kept and filed by the Bank as required by these By-Laws, or as required by law; shall have charge of and control over the records of the Bank and the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct; and shall be the custodian of the corporate seal of the Bank and see that it is affixed to all documents to be executed on behalf of the Bank under its seal. In addition to such powers and duties as the Secretary may have from time to time, the Secretary shall have the powers and duties pertaining by law or regulation to the office of Cashier.

    The duties and authorities of the officers of the Bank shall otherwise be those usually pertaining to their respective offices, or as may be designated by the Chairman, subject to the supervision and direction of the Board of Directors.

    Section 3. Appointment: Unless otherwise determined by the Board of Directors, the Chairman shall be authorized to appoint all officers except a President, one or more Vice Chairmen, any other officer classified from time to time as an executive officer by resolution of the Board of Directors, or the officers respectively serving as the principal internal auditor or as the chief credit, human resources, or legal officer of the Bank, irrespective of title designation.

    Any officer, agent or employee elected or appointed by the Board of Directors may be removed and replaced only by the Board of Directors, and may be removed, with or without cause, at any time by a majority vote of the Board of Directors at the time in office.

    Any officer, agent or employee who is not elected or appointed by the Board of Directors shall hold office at the discretion of the Chairman or of the officer appointing him. The Chairman or the President may at any time in his discretion suspend, subject to the approval of the Board of Directors at its next meeting, the authority of any other officer or officers of the Bank, other than the Chairman or the President.

    Section 4. The compensation of officers and employees of this Bank shall be fixed in accordance with applicable personnel policies and practices of Bank of America N.T.& S.A. No such officer or employee shall be precluded from receiving compensation by reason of the fact that the person is also a director of this Bank.

    A report shall be made annually to the Board of Directors by the Chairman detailing the compensation paid (including any award granted pursuant to a stock option plan maintained by this Bank's parent, BankAmerica Corporation) to any officer or employee of this Bank (i) whose annual base salary equals $200,000 or more (except for any person paid in foreign currency and excluded from that category by the Board of Directors) or (ii) the sum of whose bonus or incentive awards in any calendar year and annual base salary would exceed $300,000. The report shall contain such other data as the Board of Directors from time to time shall deem appropriate.

    Section 5. All officers and employees shall be bonded for the honest and faithful discharge of their duties.

                                   ARTICLE V

                                INDEMNIFICATION
                                ---------------

    Section 1. General: The Bank shall indemnify, in accordance with and to the full extent permitted by the Illinois Banking Act as the same exists or may hereafter be amended, any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Bank) by reason of the fact that he is or was a director, officer, employee or agent of the Bank, or who is or was serving at the request of the Bank, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Bank, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Bank and with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

    Section 2. Action or Suit By or in the Right of the Bank: The Bank shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Bank to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Bank, or is or was serving at the request of the Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Bank, provided that no indemnification shall be made with respect to any claim, issue or matter as to which such person has been adjudged to have been liable to the Bank unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     Section 3. Expenses: To the extent that a director, officer, employee or agent of the Bank has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this
Article V, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 4. Authorization: Any indemnification under Sections 1 and 2 of this Article V (unless ordered by a court) shall be made by the Bank only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     Section 5. Advancement of Expenses: Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Bank in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Bank as authorized in this Article V. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     Section 6. Other Rights: The indemnification and advancement of expenses provided by or granted under the other sections of this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Charter of the Bank, any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 7. Insurance: The Bank may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Bank, or who is or was serving at the request of the Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Bank would have the power to indemnify him against such liability under the provisions of this Article V. Insurance purchased by the Bank in accordance with this Article V may, but need not (i) be for the benefit of all directors, officers, employees and agents of the Bank and (ii) provide also for indemnification or reimbursement to the Bank of and for payments and obligations to make payments by the Bank to any of its directors, officers, employees or agents to the extent such payments or obligations to make payments are permitted under Sections 1 through 6 of this Article V.

     Section 8. The Bank: For purposes of this Article V, references to the "Bank" shall include, in addition to the surviving corporation, any merging corporation (including a corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees or agents, so that any person who was or is a director, officer, employee or agent of such merging corporation, or is or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the surviving corporation as he would have with respect to such merging corporation if its separate existence had continued.

     Section 9. Definitions: For purposes of this Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Bank" shall include any service as a director, officer, employee or agent of the Bank which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Bank" as referred to in this Article V.

     Section 10. Continuation: The indemnification and advancement of expenses provided by or granted under this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person.

     Section 11. Contract: All rights to indemnification and advancement of expenses provided by this Article V shall be deemed to be a contract between the Bank and each person referred to herein. Any repeal or modification of this
Article V or any
repeal or modification of relevant provisions of the Illinois Banking Act, the Illinois Business Corporation Act or any other applicable law shall not in any way diminish any rights to indemnification or advancement of expenses with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part on such state of facts.

                                  ARTICLE VI

                            SHARES AND CERTIFICATES
                            -----------------------


   Section 1. Certificates: The shares of capital stock of the Bank shall be represented by certificates signed (manual or facsimile) by the Chairman, the President or a Vice Chairman and signed (manual or facsimile) by the Cashier, the Secretary or any Assistant Secretary, and shall bear the seal (impression or facsimile) of the Bank. Such shares shall be transferable only on the books of the Bank, and no transfer shall be made or new certificate issued except on the surrender of the certificate or certificates previously issued therefor, or on proof of their loss and the furnishing of indemnity satisfactory to the Chairman, the President or any other officer of the Bank designated in writing by the Chairman.

   Section 2. Record Date: For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any determination of stockholders, the date in any case to be not more than 40 days, and in case of a meeting of stockholders, not less than 10 days prior to the date on which the particular action, requiring the determination of stockholders, is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of a meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, shall be the record date for the determination of stockholders.

                                  ARTICLE VII

                FISCAL YEAR -- BANKING HOURS -- CORPORATE SEAL
                ----------------------------------------------

   Section 1. The fiscal year of the Bank shall be the calendar year.

   On such days as the banking house of the Bank shall be open for business, the hours during which it shall be open may be fixed from time to time by the Chairman, or in his absence or disability, by the officer authorized to act as and perform the duties of the Chairman, pursuant to
Section 2 of Article IV of these By-laws, subject to the approval of the Board of Directors.

    Section 2. The seal of the Bank may be affixed to any proper document by the Secretary, any Assistant Secretary or by any person designated in writing by the Secretary or any Assistant Secretary, and any of such persons may certify any action of the Bank.

                                 ARTICLE VIII

                                  AMENDMENTS
                                  ----------

        Section 1. These By-laws may be amended, altered, changed, added to or repealed, and others may be adopted in their place at any regular or special meeting of the Board of Directors at which a quorum is present by a majority vote of the directors present at such meeting.

                                                                       Exhibit 7


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                     Dollar Amounts in Thousands
- ------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1)....................................     2,046,000
    b. Interest-bearing balances(2).............................................................       362,000
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)...............................             0
    b. Available-for-sale securities (from Schedule RC-B, column D).............................       663,000
 3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds sold.......................................................................       250,000
    b. Securities purchased under agreements to resell..........................................             0
 4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule RC-C)................. 11,083,000
    b. LESS: Allowance for loan and lease losses.....................................    283,000
    c. LESS: Allocated transfer risk reserve.........................................          0
    d. Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b and 4.c)......................................    10,800,000
 5. Assets held in trading accounts.............................................................       786,000
 6. Premises and fixed assets (including capitalized leases)....................................       195,000
 7. Other real estate owned (from Schedule RC-M)................................................       118,000
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)....             0
 9. Customers' liability to this bank on acceptances outstanding................................        14,000
10. Intangible assets (from Schedule RC-M)......................................................       690,000
11. Other assets (from Schedule RC-F)...........................................................     1,627,000
12. Total assets (sum of items 1 through 11)....................................................    17,551,000

_________
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.

                                                                       Dollar Amounts in Thousands
- ------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)..........             8,635,000
       (1) Noninterest-bearing(1)......................................                  2,818,000
       (2) Interest-bearing............................................                  5,817,000
                                                                                         ---------
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E,
       part II)...................................................................................             1,634,000
       (1) Noninterest-bearing.........................................                     55,000
       (2) Interest-bearing............................................                  1,579,000
                                                                                         ---------
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased....................................................................               307,000
    b. Securities sold under agreements to repurchase.............................................                 5,000
15. a. Demand notes issued to the U.S. Treasury...................................................               477,000
    b. Trading liabilities........................................................................               348,000
16. Other borrowed money:
    a. With original maturity of one year or less.................................................             2,078,000
    b. With original maturity of more than one year...............................................                43,000
17. Mortgage indebtedness and obligations under capitalized leases................................                     0
18. Bank's liability on acceptances executed and outstanding......................................                14,000
19. Subordinated notes and debentures.............................................................               662,000
20. Other liabilities (from Schedule RC-G)........................................................             1,149,000
21. Total liabilities (sum of items 13 through 20)................................................            15,352,000
22. Limited-life preferred stock and related surplus..............................................                     0
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.................................................                     0
24. Common stock..................................................................................               685,000
25. Surplus (exclude all surplus related to preferred stock)......................................             1,555,000
26. a. Undivided profits and capital reserves.....................................................               (32,000)
    b. Net unrealized holding gains (losses) on available-for-sale securities.....................                (3,000)
27. Cumulative foreign currency translation adjustments...........................................                (6,000)
28. Total equity capital (sum of items 23 through 27).............................................             2,199,000
29. Total liabilities, limited-life preferred stock, and equity capital (sum of items 21, 22,
    and 28).......................................................................................            17,551,000
                                                                                                              ----------

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the                     Number
   most comprehensive level of auditing work performed for the bank by independent external                       ------
   auditors as of any date during 1993............................................................                   N/A
                                                                                                                  ------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

- -------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM T-2

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   AN INDIVIDUAL DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                  ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION
                              305(B)(2)

                               ----------------

           ROBERT J. DONAHUE                          ###-##-####
           (NAME OF TRUSTEE)                    (SOCIAL SECURITY NUMBER)


        231 SOUTH LASALLE STREET                         60697
           CHICAGO, ILLINOIS                           (ZIP CODE)
           (BUSINESS ADDRESS)

                               ----------------

                           KENTUCKY UTILITIES COMPANY
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

         KENTUCKY AND VIRGINIA                         61-0247570
      (STATE OR OTHER JURISDICTION                  (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)              IDENTIFICATION NO.)

           ONE QUALITY STREET                            40507
          LEXINGTON, KENTUCKY                          (ZIP CODE)
    (ADDRESS OF PRINCIPAL EXECUTIVE
                OFFICES)

                              FIRST MORTGAGE BONDS
                      (TITLE OF THE INDENTURE SECURITIES)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

ITEM 1. AFFILIATIONS WITH THE OBLIGOR.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

ITEM 2. TRUSTEESHIPS UNDER OTHER INDENTURES.

  If the trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, file a copy of each such indenture as an exhibit and furnish the following information:

  (a) Title of the securities outstanding under each such other indenture.

    Not applicable by virtue of response to Item 9.

  (b) A brief statement of the facts relied upon by the trustee as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

    Not applicable by virtue of response to Item 9.

ITEM 3. CERTAIN RELATIONSHIPS BETWEEN THE TRUSTEE AND THE OBLIGOR OR AN UNDERWRITER.

  If the trustee is a director, officer, partner, employee, appointee or representative of the obligor or of any underwriter for the obligor, state the nature of each such connection.

    Not applicable by virtue of response to Item 9.

ITEM 4. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

  Furnish the following information as to securities of the obligor owned beneficially by the trustee or held by the trustee as collateral security for obligations in default.

                               AS OF MAY 8, 1995

    COL. A         COL. B               COL. C                   COL. D
                WHETHER THE
                 SECURITIES
                 ARE VOTING  AMOUNT OWNED BENEFICIALLY OR   PERCENT OF CLASS
                OR NONVOTING HELD AS COLLATERAL SECURITY  REPRESENTED BY AMOUNT
TITLE OF CLASS   SECURITIES   FOR OBLIGATIONS IN DEFAULT     GIVEN IN COL. C
- --------------  ------------ ---------------------------- ---------------------
Not applicable by virtue of response to Item 9.

ITEM 5. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

  If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

                               AS OF MAY 8, 1995

            COL. A               COL. B                  COL. C                 COL. D
                                                                             PERCENTAGE OF
                                                                           VOTING SECURITIES
                                              AMOUNT OWNED BENEFICIALLY OR  REPRESENTED BY
      NAME OF ISSUER AND                      HELD AS COLLATERAL SECURITY    AMOUNT GIVEN
        TITLE OF CLASS     AMOUNT OUTSTANDING  FOR OBLIGATIONS IN DEFAULT      IN COL. C
      ------------------   ------------------ ---------------------------- -----------------
      Not applicable by virtue of response to Item. 9

ITEM 6. HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR PRINCIPAL HOLDERS OF VOTING SECURITIES OF THE OBLIGOR.

  If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

                               AS OF MAY 8, 1995

            COL. A               COL. B                  COL. C                   COL. D
                                              AMOUNT OWNED BENEFICIALLY OR   PERCENT OF CLASS
      NAME OF ISSUER AND                      HELD AS COLLATERAL SECURITY  REPRESENTED BY AMOUNT
        TITLE OF CLASS     AMOUNT OUTSTANDING  FOR OBLIGATIONS IN DEFAULT     GIVEN IN COL. C
      ------------------   ------------------ ---------------------------- ---------------------
      Not applicable by virtue of response to Item 9.

ITEM 7. HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

  If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

                               AS OF MAY 8, 1995

            COL. A               COL. B                  COL. C                   COL. D
                                              AMOUNT OWNED BENEFICIALLY OR   PERCENT OF CLASS
      NAME OF ISSUER AND                      HELD AS COLLATERAL SECURITY  REPRESENTED BY AMOUNT
        TITLE OF CLASS     AMOUNT OUTSTANDING  FOR OBLIGATIONS IN DEFAULT     GIVEN IN COL. C
      ------------------   ------------------ ---------------------------- ---------------------
      Not applicable by virtue of response to Item 9.

ITEM 8. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

  Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information.

                               AS OF MAY 8, 1995

              COL. A                           COL. B                            COL. C
      NATURE OF INDEBTEDNESS             AMOUNT OUTSTANDING                     DATE DUE
      ----------------------             ------------------                     --------
      Not applicable by virtue of response to Item 9.

ITEM 9. DEFAULTS BY THE OBLIGOR.

  (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

    There is not nor has there been a default with respect to the securities under this indenture.

  (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series or securities under the indenture, state whether there has been a default under such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

    The trustee is not a trustee under any other indenture under which any other securities or certificates of interest or participation in any other securities of the obligor are outstanding. There is not nor has there been a default with respect to the securities under this indenture.

ITEM 10. AFFILIATIONS WITH THE UNDERWRITERS.

  If any underwriter is an affiliate of the trustee, describe each such affiliation.

    Not applicable by virtue of response to Item 9.

ITEM 11. LIST OF EXHIBITS.

  List below all exhibits filed as a part of this statement of eligibility and qualification.

    None.

                                   SIGNATURE

  PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, I, ROBERT J. DONAHUE, HAVE SIGNED THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION IN THE CITY OF CHICAGO, AND STATE OF ILLINOIS, AS OF THE 8TH DAY OF MAY, 1995.

                                                  /s/ Robert J. Donahue
                                          By __________________________________
                                                     Robert J. Donahue